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                                                                 EXECUTION COPY


                                 EMPLOYMENT AGREEMENT


    THIS AGREEMENT ("Agreement"), is made and entered into as of the 19th day of September, 1996, by and between Physician Partners, Inc., a Delaware corporation (the "Company"), and Jerry Erstgaard (the "Executive").

                                 W I T N E S S E T H:

    WHEREAS, the Executive and the Company deem it to be in their respective best interests to enter into an agreement providing for the Company's employment of Executive pursuant to the terms herein stated.

    NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

    1. DUTIES. The Company hereby agrees to employ Executive as its Senior Vice President for the "Term of Employment" (as herein defined). Executive in this capacity agrees to use his best efforts during the Term of Employment to protect, encourage, and promote the interests of the Company. During the Term of Employment, Executive shall also perform such other duties consistent with the office held by Executive as may be reasonably assigned to him from time to time by the Chief Executive Officer of the Company, and will devote substantial time and attention to such duties, except while on sick leave, reasonable vacations, and excused leaves of absence. During such period, Executive may also be required to perform services for one or more affiliates of the Company.

    2.   COMPENSATION.

         (a) BASE SALARY. Effective on the date (the "Merger Date") of the merger of the Company with the Corvallis Clinic, P.C., HealthFirst Medical Group, P.C. and Medford Clinic, P.C. (the "Merger"), the Company agrees to pay to Executive a minimum base salary during the Term of Employment equal to one hundred seventy five thousand dollars ($175,000) per year ("Base Salary"), payable in regular installments in accordance with the Company's normal payroll procedures. Executive's Base Salary shall be increased at the discretion of the Compensation Committee of the Board of Directors of the Company (the "Committee") to maintain or bring Executive to the 35th percentile of peer companies selected by the Committee.

         (b) ANNUAL INCENTIVE. Effective on the Merger Date, Executive will be eligible to participate in the Company's annual management incentive plan (or such other incentive plan established in place of the Company's annual management incentive plan) at a

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target bonus equal to such percentage of Base Salary as determined each year by the Committee in its discretion. The actual amount of the annual bonus award, if any, for a fiscal year shall be dependent upon the achievement of certain financial standards of performance for the operations of the Company, the achievement of certain non-financial objectives mutually agreed upon by Executive and the Company at the beginning of the fiscal year and a discretionary component for performance above targets. For the 1997 fiscal year, the incentive standards and target goals for Executive shall be mutually agreed upon by Executive and the Company within sixty (60) days after the Merger Date and Executive shall be entitled to receive a bonus award not less than fifty thousand dollars ($50,000) assuming achievement of the financial standards of performance and 100% of the agreed upon non-financial objectives. No bonus award for the 1997 fiscal year shall be awarded if Executive fails to achieve at least 85% of the agreed upon non-financial objectives. The Committee will review Executive's performance from time to time and assuming satisfactory performance, additional bonus awards as the Committee may determine in its sole discretion shall be made sufficient to maintain Executive's short-term compensation package (i.e, Base Salary plus annual bonus awards) at a level equal to the 60th percentile of peer companies selected by the Committee.

         (c) LONG-TERM INCENTIVES. Executive shall not be entitled to any long-term incentive for any period prior to the Merger. However, effective on the Merger Date, Executive shall be granted an option to purchase 35,000 shares of the Common Stock of the Company at the fair market value of a share of the common stock, par value $0.01 per share (the "Common Stock"), of the Company as
of the date such option is granted.   The option shall vest and become
exercisable with respect to twenty percent (20%) of the shares subject to the option on each anniversary of the date the option is granted. The option grant specified above shall be subject to such other terms and conditions as may be specified in a separate agreement providing for the award or grant as the case may be. The Committee will review Executive's performance from time to time and assuming satisfactory performance, additional awards of long term incentives in such form and in such amounts as the Committee may determine in its sole discretion, shall be made sufficient to maintain Executive's total compensation (i.e., Base Salary, annual bonus awards and long-term incentives) at a level that is within the 60th to 70th percentile of compensation ranges for peer companies selected by the Committee.

    3.   BENEFITS.  During the Term of Employment:

         (a) The Company shall furnish Executive with, and Executive shall be allowed full use of, office facilities, automobiles, secretarial and clerical assistance, and other Company property and services of a quality, nature and to the extent made


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available to senior executive employees of the Company from time to time;

         (b) Executive shall be eligible to participate in life, health, long-term disability insurance and severance programs, stock purchase programs, stock option plans, qualified and non-qualified pension and retirement plans, incentive compensation programs and other fringe benefit programs, if any, available to other senior executive employees of the Company and physicians employed by medical clinics that are party to a practice management agreement with the Company or any Subsidiary thereof;

         (c) Executive shall be allowed 4 weeks of vacation and paid leaves of absence on the same basis as other senior executive employees of the Company; and

         (d) Company will reimburse Executive for reasonable business expenses in performing Executive's duties and promoting the business of Company, including, without limitation, reasonable entertaining expenses, automobile expenses, and travel and lodging, when incurred. The cost of these items shall be borne by the Company upon presentation of an itemized expense voucher.

    4. TERM OF EMPLOYMENT. As used herein, the phrase "Term of Employment" shall mean the period commencing on the Merger Date and ending three (3) years from the Merger Date. Company shall provide Executive with at least ninety (90) days notice of its intent not to renew this Agreement. Notwithstanding the foregoing, the Term of Employment shall expire on the first to occur of the following:

         (a) TERMINATION WITHOUT CAUSE. Notwithstanding anything to the contrary in this Agreement, whether express or implied, the Company may at any time terminate Executive's employment with the Company by giving Executive at least sixty (60) days prior written notice of the effective date of termination. In the event of such termination, Executive shall be entitled to receive his Base Salary (at the rate in effect immediately prior to such notice) during the period commencing on the effective date of such termination and ending on the first anniversary of such date (the "Severance Period") as though Executive's employment had continued. Executive shall also be entitled to continue to be covered by all medical, health and accident and disability insurance, at the same coverage level maintained for Executive's benefit immediately prior to the date of Executive's termination, until the end of the Severance Period. In the event Executive is ineligible under the terms of such insurance to continue to be so covered, the Company shall provide Executive with substantially equivalent coverage through other sources or will provide the Executive with a lump sum payment equal to the agreed upon present value of the continuation of such insurance coverages to which Executive is entitled under this Section 4(a).


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         (b)  TERMINATION FOR CAUSE.  Company shall have the right to terminate
Executive's employment at any time for Cause by giving Executive written notice of the effective date of termination (which effective date may, except as otherwise provided below, be the date of such notice). For purposes of this Agreement, Cause shall mean:

              (i) fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates thereof or an act contrary to their best interests;

              (ii) substantial and willful failure to render services in accordance with the terms of this Agreement, provided that (A) a demand for performance of services had been delivered to the Executive by the Chief Executive Officer of the Company at least thirty (30) days prior to termination identifying the manner in which such Chief Executive Officer believes that the Executive has failed to perform and (B) the Executive has thereafter failed to remedy such failure to perform;

              (iii) willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company; or

              (iv) conviction of or plea of guilty or nolo contendere to a felony.

If Company terminates Executive's employment for any of the reasons set forth in this Section 4(b), Company shall have no further obligations hereunder from and after the effective date of termination and shall have all other rights and remedies available under this or any other agreement and at law or in equity.
If Executive's employment is terminated for Cause (as defined above) and Executive does not consent to such termination, such termination shall not be considered effective and Executive's rights under this Agreement during the Term of Employment (including, without limitation, the provisions of Sections 2 and 3 hereof) shall continue until the existence of such Cause has been determined by an independent arbitrator appointed by the American Arbitration Association and either party's rights to petition a court of law for a decision in the matter have been exhausted. In connection with the appointment of an arbitrator, both parties agree to submit the question to final and binding arbitration by an appointee of the American Arbitration Association and to cooperate with the arbitrator, with all costs of arbitration paid by the Company. If the arbitrator determines that the Executive's termination was for Cause, then the Executive shall repay to the Company all compensation received pursuant to
Section 2 during the period commencing upon the Executive's termination and ending upon the arbitrator's final determination. The Executive shall also repay to the Company all amounts that it paid or reimbursed the Executive pursuant to Section 6.


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         (c)  TERMINATION ON ACCOUNT OF DEATH.  In the event of Executive's death while in the employ of the Company, the Company shall pay to the Executive's Designated Beneficiaries (as defined below) one hundred percent (100%) of Executive's Base Salary as in effect immediately prior to Executive's death, payable to Executive's Designated Beneficiary at the beginning of each month for a period of twelve (12) months following Executive's death or until the end of the Term of Employment, whichever is sooner. In addition, Executive's surviving spouse, if any, shall continue to be covered by all medical, health and accident insurance, and for the same coverage, maintained for Executive's benefit immediately prior to the date of Executive's death, for a period of twelve (12) months thereafter. In the event Executive's surviving spouse is ineligible under the terms of such insurance to continue to be so covered, the Company shall provide substantially equivalent coverage through other sources or will provide the Executive's surviving spouse with a lump sum payment equal to the agreed upon present value of the continuation of such insurance coverages under this Section 4(c).

         (d) VOLUNTARY TERMINATION BY EXECUTIVE. In the event that Executive's employment with the Company is voluntarily terminated by Executive, the Company shall have no further obligations hereunder from and after the effective date of such termination and shall have all other rights and remedies available under this or any other agreement and at law or in equity.

    5. CHANGE IN CONTROL. In the event of a Change in Control of the Company, Executive shall be entitled to benefits provided under the Company's Change in Control Plan and the agreement Employee has executed pursuant to that plan.

    6. EXPENSES. Company will pay or reimburse the Executive for all costs and expenses (including court costs and reasonable attorneys' fees) incurred by the Executive as a result of any claim, action or proceeding arising out of, or challenging the validity or enforceability of, this Agreement or any provision hereof.

    7. MITIGATION. In the event of a termination of Executive's employment for any reason, Executive shall not be required to seek other employment; in addition, no amount payable under Section 4 of this Agreement shall be reduced by any compensation earned by Executive as a result of employment by another employer after such termination of employment with the Company.

    8. DESIGNATED BENEFICIARY. In the event of the death of Executive while in the employ of the Company, or at any time thereafter during which amounts remain payable to the Executive under Section 4(a) or (c) hereof, such payments shall thereafter be made to such person or persons as the Executive may specifically designate (successively or contingently) to receive payments under


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this Agreement following the Executive's death by filing a written beneficiary designation with the Company during the Executive's lifetime. Such beneficiary designation shall be in such form as may be prescribed by the Company and may be amended from time to time or may be revoked by the Executive pursuant to written instruments filed with the Company during his lifetime. Beneficiaries designated by Executive may be any natural or legal person or persons, including a fiduciary, such as a trustee or a trust or the legal representative of an estate. Unless otherwise provided by the beneficiary designation filed by Executive, if all of the persons so designated die before Executive on the occurrence of a contingency not contemplated in such beneficiary designation, then the amount payable under this Agreement shall be paid to the Executive's estate.

    9. MISCELLANEOUS. This Agreement shall also be subject to the following miscellaneous considerations:

         (a) The Company represents and warrants to Executive that it has the authorization, power and right to deliver, execute and fully perform its obligations under this Agreement in accordance with its terms.

         (b) Except as provided in Section 5, this Agreement contains a complete statement of all the arrangements between the parties with respect to Executive's employment by the Company, this Agreement supersedes all prior and existing negotiations and agreements between them concerning the Executive's employment, and this Agreement can only be changed or modified pursuant to a written instrument executed by each of the parties hereto.

         (c) If any provisions of this Agreement or any portion hereof is declared invalid, illegal or incapable of being enforced by any court of competent jurisdiction, the remainder of such provisions and all of the remaining provisions of this Agreement shall continue in full force and effect.

         (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, except to the extent governed by federal law.

         (e) All compensation payable hereunder shall be subject to such withholding taxes as may be required by law.

         (f) This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Company will require any successor, whether direct or indirect, by purchase, merger, consolidation or otherwise, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Except as expressly provided


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herein, Executive may not sell, transfer, assign, or pledge any of his rights or interests pursuant to this Agreement.

         (g) Except as otherwise provided in Section 4(b) hereof, in the event of any dispute between the Company and the Executive with respect to any of the provisions of this Agreement, the Company and the Executive agree that either party may request that the dispute be resolved by submitting the issue to arbitration or such other form of alternative dispute resolution as the parties may agree upon (collectively, "Alternative Dispute Resolution"). The parties expressly agree and acknowledge, however, that except as otherwise provided in
Section 4(b) hereof, nothing in this Agreement (whether express or implied) shall under any circumstances require either party to consent to Alternative Dispute Resolution.

         (h) Any rights of Executive hereunder shall be in addition to any rights Executive may otherwise have under benefit plans or agreements of the Company to which he is a party or in which he is a participant, including, without limitation, any Company sponsored employee benefit plans. Provisions of this Agreement shall not in any way abrogate Executive's rights under such other plans and agreements.

         (i) The Company shall, to the maximum extent permitted by law, indemnify Executive against expenses (including, without limitation, reasonable attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceedings arising by reason of the fact that Executive is or was an employee, officer, or agent of the Company. Company shall advance to Executive expenses incurred in defending any such proceedings to the maximum extent permitted by law. Company's obligations under this provision shall not cease upon termination of this Agreement.

         (j) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

    10. GUARANTEE BY CLINICS. Each of The Corvallis Clinic, P.C., HealthFirst Medical Group, P.C. and Medford Clinic, P.C., by signing this Agreement in the space provided below, hereby agrees to guarantee in favor of the Executive its pro rata share of the aggregate value of compensation and benefits provided to the Executive under this Agreement, such pro rata shares of The Corvallis Clinic, P.C., HealthFirst Medical Group, P.C. and Medford Clinic, P.C. being 33.8%, 42.6% and 23.6%, respectively.


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    IN WITNESS WHEREOF, the parties hereto have read, understood, and voluntarily executed this Agreement as of the day and year first above written.



                                            PHYSICIAN PARTNERS, INC.


/s/ Jerry Erstgaard                         By: /s/ David M. Goldberg
-----------------------------------            --------------------------------
JERRY ERSTGAARD                                Title: President, Chief
                                                      Executive Officer and
                                                      Director


AGREED AND ACKNOWLEDGED:

THE CORVALLIS CLINIC, P.C.



By: /s/ David H. Cutsforth, Jr.
    ----------------------------
    Title: President



HEALTHFIRST MEDICAL GROUP, P.C.



By: /s/ Matthew Shelley
    ----------------------------
    Title: President



MEDFORD CLINIC, P.C.



By: /s/ Bruce E. Van Zee
    ---------------------------
    Title: President


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                                                 EXECUTION COPY


                                     AMENDMENT TO
                                 EMPLOYMENT AGREEMENT

    This Amendment, dated as of December 31, 1996, is entered into by and between Physician Partners, Inc., a Delaware corporation (the "Company"), and Jerry Erstgaard (the "Executive").


                                       RECITALS

    A. The Company and the Executive have entered into the Employment Agreement, dated as of September 19, 1996 (the "Employment Agreement"). Capitalized terms used but not defined herein shall be used herein as defined in the Employment Agreement.

    B. PPI and the Companies have agreed to amend the Employment Agreement as hereinafter set forth.

    NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

    SECTION 1. AMENDMENT TO EMPLOYMENT AGREEMENT. Section 2(a) of the Employment Agreement is, effective as of the date hereof, hereby amended in full to read as follows:

         "2.  COMPENSATION.

              (a) BASE SALARY. Effective on the date (the 'Merger Date') of the merger of the Company with The Corvallis Clinic, P.C., HealthFirst Medical Group, P.C. and Medford Clinic, P.C. (the 'Merger'), the Company agrees to pay to Executive a minimum base salary during the Term of Employment equal to one hundred thirty-two thousand dollars ($132,000) per year ('Base Salary'), payable in regular installments in accordance with the Company's normal payroll procedures. Executive's Base Salary shall be increased at the discretion of the Compensation Committee of the Board of Directors of the Company (the 'Committee') to maintain or bring Executive to the 35th percentile of peer companies selected by the Committee."

    SECTION 2. REFERENCE TO AND EFFECT ON THE EMPLOYMENT AGREEMENT. On and after the date hereof, each reference in the Employment Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Employment Agreement as amended hereby. Except as hereby expressly amended, the Employment Agreement shall remain in full

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force and effect, and is hereby ratified and confirmed in all respects on and as of the date hereof.

    SECTION 3. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Oregon.

    SECTION 4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have read, understood, and voluntarily executed this Amendment as of the day and year first above written.


                                  PHYSICIAN PARTNERS, INC.



----------------------------      By: ---------------------------
JERRY ERSTGAARD                       Title:




AGREED AND ACKNOWLEDGED:

THE CORVALLIS CLINIC, P.C.



By:
    ----------------------
    Title:


HEALTHFIRST MEDICAL GROUP, P.C.



By:
    ----------------------
    Title:


MEDFORD CLINIC, P.C.



By:
    ----------------------
    Title:


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